Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 471-1288

MOTORCAR PARTS OF AMERICA REASSIGNS OPERATIONAL RESPONSIBILITIES

 --APPOINTS INDUSTRY VETERAN TO NEWLY ESTABLISHED POSITION--

LOS ANGELES, CA – May 10, 2017 – Motorcar Parts of America, Inc. (Nasdaq:MPAA) today announced it has reassigned the responsibilities of the chief operating officer position to enhance efficiency, technological innovation and new product line introductions.

Steve Kratz, who served as chief operating officer, has been appointed to the newly created position of vice president, new technologies.  The chief operating officer position will be divided into two categories: under-the-hood and under-the-car product lines.

Doug Schooner, currently chief manufacturing officer, will also serve as senior vice president, operations for the under-the-car product lines.

Bryan Cain, who most recently served as senior vice president of supply chain, has assumed the position as senior vice president, operations for rotating electrical.

“We greatly appreciate Steve’s contributions as chief operating officer and look forward to benefiting from his role focusing on new technologies,” said Selwyn Joffe, chairman, president and chief executive officer.

“The organizational changes noted above are intended to augment our customer-centric focus and enable the company to further distinguish itself as a leading supplier to the automotive aftermarket.  We have a dynamic team of executives, and our ability to embrace change and innovate is truly impressive. Our entire organization is committed to growth and enhancing shareholder value, and we all look forward to continued success,” Joffe said.

In addition to the changes noted above, the company announced the appointment of Jack Vollbrecht as senior vice president, strategy and government relations -- a newly created position.  His primary responsibilities include assisting with developing ongoing business strategies and coordinating the company’s government affairs outreach activities at the federal, state and local levels; and, identifying proactive legislative opportunities and related activities to support the company’s business interests within the automotive aftermarket sector.

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An industry veteran, Vollbrecht most recently served as senior vice president, business development and government relations for Remy International, Inc. He previously served as president and chief executive officer of Unit Parts Company, which was acquired by Remy in 2005.  He earned a Bachelor of Science degree in mathematics and business economics from Duke University.

Commenting on the appointment of Jack Vollbrecht, Joffe added: “Jack offers a wealth of unique automotive aftermarket experience that will be invaluable to the company as we continue to execute on our strategic growth plans – including organic growth, product line expansion and acquisitions.  We look forward to benefiting from Jack’s advice and counsel at an exciting time in the company’s evolution.”

About Motorcar Parts of America

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel hub assembly and brake master cylinder products utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in California, Mexico, Malaysia and China, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Toronto.  Additional information is available at www.motorcarparts.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2016 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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